Exhibit 99.1

Dthera Sciences Appoints Dr. Amir Kalali to Board of Directors	Press Release | 10/30/2018

SAN DIEGO, CA / ACCESSWIRE / October 30, 2018 / Dthera™ Sciences (OTCQB: DTHR), the leading digital therapeutic company focusing on the elderly, is pleased to announce the appointment of Amir Kalali, M.D. to its Board of Directors. Dr. Kalali will also be Chairman of Dthera's Scientific Advisory Board. Both positions are effective immediately.

Dr. Kalali is recognized globally as a leading innovator at the intersection of life sciences and technology, advising companies on building the future of their business at the board level or as a strategic advisor. Previously, he was the Global Head of the Neuroscience Center of Excellence at Quintiles, now known as IQVIA. In this role, he led the enterprise-wide strategy for neuroscience, and was responsible for numerous successful clinical development programs that led to many new treatments for patients.

He is Clinical Professor of Psychiatry at the University of California San Diego, Editor of the journal Innovations in Clinical Neuroscience, and the Lead Editor of the book Essential CNS Drug Development. He was Founding Chairman of the Executive Committee of the International Society for CNS Drug Development (ISCDD), a founding member of the International Society for CNS Clinical Trials and Methodology (ISCTM), where he serves on the Executive Committee, and Founder and Chief Curator of the CNS Summit.

"Dr. Kalali's expertise in the digitization of the pharmaceutical industry and passion in accelerating and improving the success of medical research through collaboration, innovation and leveraging new digital technologies will be instrumental in growing Dthera Sciences to become a true world leader in digital medicine," said Edward Cox, CEO of Dthera Sciences. "Additionally, Dr. Kalali's experience will be invaluable as we explore potential partnerships with global pharmaceutical companies."

Dr. Kalali has been the recipient of many awards, including the ISCDD Leadership in CNS Drug Development Award. In 2005, 2006, 2008, 2011 and 2012 PharmaVOICE magazine named Dr. Kalali as one its 100 most inspiring leaders in the life sciences as voted by his peers. In 2014 he was honored with the PharmaVOICE Inaugural Red Jacket award, recognizing those who have been most lauded by their peers since the awards began.

"I am excited to contribute to the success of a leading digital medicine company that has achieved a significant accomplishment in receiving FDA Breakthrough Device designation," said Dr. Kalali. "Dthera's unique approach has the potential to make a significant impact in an area of great unmet need and to change how behavioral therapies are delivered."

About Dthera Sciences

Dthera Sciences (OTCQB: DTHR) is the leading digital therapeutic company focusing on the elderly. The San Diego-based, publicly traded company is working to improve the lives of seniors and individuals suffering from neurodegenerative diseases, as well as those who care for them. Dthera has two core products: ReminX™, a commercially available consumer health product for individuals suffering from social isolation and dementia; and DTHR-ALZ, a development-stage product that has been granted Breakthrough Device designation by the FDA for the mitigation of the symptoms of agitation and depression associated with Alzheimer's disease.

More information on ReminX™ and Dthera can be found at: www.reminx.com and www.dthera.com.

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Forward Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of therapeutic products and technologies, as well as the Company's efforts to increase its customer base. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of the statements made, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. These forward-looking statements are made as of the date of this press release, and the Company expressly disclaims any intention or obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

Contacts:

Company Contact

Geno Kostikov, Corporate Development
Dthera Sciences
geno@dthera.com
(858) 215-5597

Media Relations

Joice Truban Curry, Publicist
c3 Communications, Inc.
joice@c3publicrelations.com
(858) 794-6974

Investor Relations

Marek Ciszewski, J.D., Managing Director, Head of Life Sciences
Liolios Group, Inc.
DTHR@Liolios.com
(949) 574-3860

SOURCE: Dthera Sciences

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